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         PEAK INTERNATIONAL LIMITED TO EXPLORE STRATEGIC ALTERNATIVES

          HONG KONG and AUSTIN, Texas - December 2, 1998 -- Peak International Limited (Nasdaq:PEAKF) (AMEX:PTT) announced today that it has formed a committee of the Board of Directors for the purpose of considering strategic alternatives open to Peak and to enhance shareholder value, including the consideration of the non-binding indication of interest in an acquisition of Peak previously announced. There can be no assurance that any transaction will be pursued by Peak.

          In addition, Peak announced today the termination of Richard Brook's employment as its President and Chief Executive Officer. Peak said it had appointed its current Chief Financial Officer, Jerry Mo, to serve as acting President and Chief Executive Officer.

          Peak International Limited is a leading supplier of precision engineered packaging products for the storage, transportation, and automated handling of semiconductor devices and electronic components.

          This press release contains certain forward-looking statements, which Peak is making in reliance on the safe harbor provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that all forward-looking statements are subject to significant risks and uncertainties. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Additional information concerning risk factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in the company's filings with the Securities and Exchange Commission.


     CONTACT: Peak International Limited, Austin
       Jerry Mo, 512/339-4684
       jerry_mo@peakf.com